Exhibit 4.4
THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO A REGISTRATION STATEMENT IN EFFECT UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OR OTHER JURISDICTIONS, AND, IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, SUCH SECURITIES MAY ONLY BE TRANSFERRED IF THE COMPANY HAS RECEIVED DOCUMENTATION REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT.
THE REGISTERED HOLDER OF THIS WARRANT, BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL NOT SELL, TRANSFER OR ASSIGN THIS WARRANT EXCEPT AS HEREIN PROVIDED.
FORM OF WARRANT TO PURCHASE COMMON STOCK
For the Purchase of Up to 34,020 Shares of Common Stock
ENERGY VAULT HOLDINGS, INC.
Dated as of October 9, 2025
1.    Warrant. This Warrant to Purchase Common Stock (this “Warrant”), issued on October
9, 2025 (the “Issuance Date”), hereby certifies that, for value received by Energy Vault Holdings, Inc., a Delaware corporation (the “Company”), OIC Structured Equity Fund I GPFA, L.P., a Delaware limited partnership (the “Holder”), as registered owner of this Warrant, is entitled, at any time or from time to time on or after the Issuance Date and at or before 5:00 p.m., Pacific Time, on October 9, 2030 (the “Expiration Time”), but not thereafter, to subscribe for, purchase and receive, in whole or in part, the number of shares of Common Stock set forth in the table below (as may be adjusted pursuant to Article 6, the “Warrant Shares”), at a price per Warrant Share as set forth below (as may be adjusted pursuant to Article 6, the “Exercise Price”), subject to the terms and conditions set forth herein:

Number of Warrants	Exercise Price

Upon Holder Capital Contributions (as defined in the Asset Vault LLC Agreement) to Asset Vault, LLC (including any amounts netted for fees and expenses) equal to $35 million in the aggregate, 34,020, subject to downward adjustment as set forth on Schedule 1.	$4.24

2.    Exercise. Holder may exercise this Warrant, in whole or in part, in accordance with the procedures set forth in this Article 2 below:
2.1    Exercise Form. In order to exercise this Warrant:
2.1.1 The form of Notice of Exercise attached hereto as Annex A (the “Exercise Form”) must be duly executed and completed and delivered to the Company in facsimile copy or e-mail attachment, together with this Warrant for the surrender and cancellation thereof (to the extent described below), and if a cash exercise is elected, payment of the Exercise Price for the Warrant Shares being purchased payable in cash by wire transfer of immediately available funds to an account designated by the Company or by certified check or official bank check (each date on which all such items are delivered to the Company other than the payment of the aggregate Exercise Price in the instance of a cashless exercise, an “Exercise Date”). No ink-original Exercise Form shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Exercise Form be required. Notwithstanding anything herein to the contrary, Holder shall not be required to physically surrender this Warrant to the Company until Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, Holder shall surrender this Warrant to the Company for cancellation. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. Any rights represented hereby that have not been exercised by the Expiration Time shall become and be void without further force or effect, and all rights to exercise this Warrant represented hereby shall cease and expire at the Expiration Time. If the date on which the Expiration Time is set to occur is not a Business Day, then the Expiration Time shall be deemed to be extended to 5:00 p.m., Pacific Time, on the next succeeding Business Day.

2.2    Cashless Exercise. Holder may elect in its sole discretion to exercise this Warrant through a cashless exercise in lieu of paying the Exercise Price in cash, pursuant to which Holder shall be entitled to receive the number of Warrant Shares computed using the following formula:
X =    Y(A-B)
A
Where X = the number of Warrant Shares to be issued to Holder by the Company
Y = the number of Warrant Shares that Holder elects to purchase under this Warrant (as of the date of such calculation)
A = the Per Share Price (as of the date of such calculation)
B = the Exercise Price (as may be adjusted pursuant to Article 6).
If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the characteristics of the Warrants being exercised, and the holding period of the Warrant Shares may be tacked on to the holding period of the Warrants. The Company agrees not to take any position contrary to the foregoing sentence.
3.    Delivery of Warrant Shares.
3.1    As promptly as reasonably practicable on or after an Exercise Date, and in any event within the earliest of (i) two (2) Trading Days after the Exercise Date and (ii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the company of the Notice of Exercise, the Company shall cause the Transfer Agent to issue book-entry interests representing the number of Warrant Shares exercised on such Exercise Date to the account designated by Holder in the Exercise Form. Such issuance and delivery shall be made without charge to Holder for any issue or transfer tax (other than any such taxes in respect of any transfer by Holder to another person occurring contemporaneously therewith), Transfer Agent fee or other incidental expense in respect of the issuance, all of which such taxes and expenses shall be paid by the Company.
3.2    Legend. Other than as provided below, the Warrant Shares issued upon the exercise of this Warrant shall bear a legend as follows:
“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO A REGISTRATION STATEMENT IN EFFECT UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF

THE STATES OR OTHER JURISDICTIONS, AND, IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, SUCH SECURITIES MAY ONLY BE TRANSFERRED IF THE COMPANY HAS RECEIVED DOCUMENTATION REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT.”
3.3    If this Warrant is exercised and (A) there is then an effective registration statement permitting the issuance of the Warrant Shares to, or resale of the Warrant Shares by, Holder, or (B) the Warrant Shares are (x) eligible for resale by Holder pursuant to Rule 144 at the time of sale of such Warrant Shares or (y) eligible for resale by Holder without volume or manner-of-sale limitations pursuant to Rule 144, then the Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to Holder by crediting the account of Holder’s or its designee’s balance account with The Depository Trust Company (“DTC”) through its Deposit or Withdrawal at Custodian system. The Company shall, at the request of Holder, promptly deliver all the necessary documentation to cause the Transfer Agent to promptly remove all restrictive legends from any of the Warrant Shares pursuant to the foregoing, and promptly deliver or cause its legal counsel to promptly deliver to the Transfer Agent the necessary legal opinions or instruction letters required by the Transfer Agent, if any, to promptly effectuate the foregoing, subject to receipt of customary representation letters from Holder and, if applicable, its broker. For so long as this Warrant remains outstanding, the Company shall use reasonably best efforts to provide all customary and reasonably cooperation necessary to enable the Holder to resell the Warrant Shares pursuant to Rule 144 when Rule 144 becomes available to the Holder. The Company shall be responsible for the fees of its Transfer Agent, its legal counsel and all DTC fees associated with the removal of such restrictive legends.
4.    Transfer.
4.1    General Restrictions. Neither this Warrant nor any Warrant Shares issued upon exercise of this Warrant may be transferred, sold, pledged, encumbered or assigned in whole or in part prior to the third anniversary of the Issuance Date without the Company’s prior written consent, except for a Permitted Transfer or pursuant to any merger, consolidation or other business combination of the Company, and any attempt by Holder to transfer or assign any rights, duties or obligations that arise under this Warrant in violation of the foregoing shall be void. From and after the third anniversary of the Issuance Date, Holder may sell, transfer, assign, pledge or hypothecate (“Transfer”) this Warrant or the Warrant Shares, in whole or in part, to any Person (including, for the avoidance of doubt, via a Permitted Transfer) subject to compliance with applicable securities laws and the terms of this Warrant. In order to make any Transfer of this Warrant, Holder must deliver to the Company the form of Notice of Transfer attached hereto as Annex B (the “Transfer Form”), duly executed and completed by Holder, together with this Warrant for the surrender and cancellation thereof and remit the payment of all transfer taxes, if any, payable in connection therewith. Within two (2) Business Days of the

Company’s receipt of such Transfer Form, this Warrant and reasonably satisfactory evidence of the remittal of payment for all applicable transfer taxes, if any, the Company shall transfer the rights under this Warrant, in whole or in part, on the books of the Company, cancel this Warrant and execute and deliver a new warrant or warrants of like tenor to the appropriate Transferee(s) expressly evidencing the right to purchase the aggregate number of Warrant Shares Transferred pursuant to this Section 4.1 (subject to the execution of such warrant by such Transferee(s)) and, if applicable, to Holder in accordance with Section 5.1.
4.2    Restrictions Imposed by the Securities Act. This Warrant and the Warrant Shares issuable upon the exercise hereof shall not be Transferred except in compliance with this Section 4 and unless and until: (a) the Company has received an opinion of counsel for Holder reasonably acceptable to the Company that the securities may be transferred pursuant to an exemption from registration under the Securities Act and applicable state securities laws, the availability of which is established to the reasonable satisfaction of the Company (provided that no such opinion of counsel shall be required in connection with sales of Warrant Shares under Rule 144 of the Securities Act or a Permitted Transfer); or (b) a registration statement or a post-effective amendment to a registration statement relating to the offer and sale of such securities has been filed by the Company and declared effective by the Commission and compliance with applicable state securities law has been established to the Company’s satisfaction, acting reasonably and in good faith.
5.    New Warrants to be Issued.
5.1    Partial Exercise or Transfer. Subject to the restrictions in Article 4, this Warrant may be exercised or Transferred in whole or in part. In the event that the exercise or the Transfer hereof is in part only, upon surrender of this Warrant for cancellation, together with the duly executed Exercise Form or Transfer Form, as applicable, and funds sufficient to pay any Exercise Price and/or transfer tax, the Company shall cause to be delivered to Holder without charge a new warrant of like tenor to this Warrant in the name of Holder evidencing the right of Holder to purchase the number of Warrant Shares purchasable hereunder as to which this Warrant has not been exercised or Transferred (subject to Holder’s execution thereof).
5.2    Lost Certificate. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, including a certification by Holder thereof, and of reasonably satisfactory indemnification or the posting of a bond, the Company shall execute and deliver a new warrant of like tenor and date (subject to Holder’s execution thereof). Any such new warrant executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

6.    Adjustments.
6.1    Adjustments to Number of Warrant Shares. In the event that the Company (a) pays a dividend in shares of Common Stock or makes a distribution in shares of Common Stock or any other equity or equity equivalent security payable in shares of Common Stock to holders of its outstanding Common Stock, (b) subdivides (by any split, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares Common Stock, or (c) combines (by any combination, reverse split or otherwise) its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then the remaining number of Warrant Shares issuable upon the exercise of this Warrant in full immediately prior to any such dividend, distribution, subdivision, or combination shall be proportionately adjusted such that Holder will thereafter receive upon exercise in full of this Warrant the aggregate number of Warrant Shares that Holder would have owned immediately following such action if this Warrant had been exercised in full immediately before the record date, if any, for such action. Any adjustment made pursuant to this Section 6.1 shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event. For the avoidance of doubt, any adjustment pursuant to this Section 6.1 shall also apply to the number of Warrants Shares that may become purchasable upon the occurrence of the event set forth in the table in Section 1 above.
6.2    Rights Offering. In addition to any adjustments pursuant to Section 6.1 above, if at any time the Company grants, issues or sells any Common Stock equivalents or rights to purchase stock, warrants or securities or other property pro rata to all (or substantially all) of the record holders of any class of shares of Common Stock (“Purchase Rights”), then Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which Holder would have acquired if Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record date is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issuance or sale of such Purchase Rights.
6.3    Extraordinary Transactions. If the Company effects any Extraordinary Transaction, at any time prior to the Expiration Time, then upon consummation of such Extraordinary Transaction, this Warrant shall automatically become exercisable for the kind and amount of securities, cash or other assets which Holder would have owned immediately after the consummation of such Extraordinary Transaction if Holder had exercised in full this Warrant immediately before the consummation of such Extraordinary Transaction. If holders of Common Stock are given any choice as to the kind or amount of securities, cash or other assets receivable upon the consummation of such Extraordinary Transaction, then Holder shall be given the same choice as to such consideration it receives upon any exercise of this Warrant following such Extraordinary Transaction. For the avoidance of doubt, if this Section 6.3 applies to the transaction, Section 6.1 shall not apply.
6

    6.4    Adjustments to Exercise Price. Upon any adjustment to the number of Warrant
Shares subject to this Warrant pursuant to this Article 6, the Exercise Price shall be adjusted concurrently therewith to equal the product of (a) the Exercise Price (as it may have been previously adjusted pursuant to this Section 6.4) and (b) a fraction, the numerator of which is the total number of Warrant Shares subject to issuance upon the exercise of this Warrant in full before giving effect to such adjustment, and the denominator of which is the total number of Warrant Shares subject to issuance upon the exercise of this Warrant as so adjusted pursuant to this Article 6.
    6.5    No Changes in Form of Warrant. This Warrant need not be amended or modified because of any adjustment pursuant to this Article 6, and any Warrant issued after the occurrence of an event requiring an adjustment under this Article 6 may state the same Exercise Price and the same number of Warrant Shares as are stated in this Warrant, subject to Section 5.1. The acceptance by Holder of the issuance of any new warrant reflecting a required or permissive change shall not be deemed to waive any rights to an adjustment occurring after the Issuance Date or the computation thereof.
    6.6    Elimination of Fractional Interests. The Company shall not be required to issue fractional shares of Common Stock upon the exercise of this Warrant, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up or down, as the case may be, to the nearest whole number of Warrant Shares or other securities, properties or rights.
7.Reservation; Listing. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon exercise of this Warrant, such number of Warrant Shares as shall be issuable upon the full exercise of this Warrant. The Company covenants and agrees that, upon exercise of this Warrant and payment of the Exercise Price therefor (whether in cash or by the cashless exercise procedure described in Section 2.2), in accordance with the terms hereof, all Warrant Shares and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable. Notwithstanding anything to the contrary herein, no Warrant Shares shall be issued at less than their par value. The Company shall use commercially reasonable efforts to cause all Warrant Shares to be approved for listing, subject to official notice of issuance, on each securities exchange or automated quotation system on which the Common Stock has been listed.
8.Representations and Warranties of Holder. Holder hereby represents and warrants to, acknowledges to and agrees with the Company as of the date hereof:
    8.1    Organization, Existence and Qualification. Holder is an entity that has been duly organized and is validly existing and in good standing under the Laws of its jurisdiction of organization.
    8.2    Authorization and Enforceability. Holder has the requisite power and authority to execute and deliver this Warrant and to consummate the transactions contemplated hereby. The execution, delivery and performance by Holder of this Warrant have been duly and validly authorized by all necessary requisite action on the part of Holder. This Warrant has been duly executed and delivered by Holder and constitutes a valid and binding obligation of Holder, enforceable against Holder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy or other similar Laws affecting the rights and remedies of creditors generally as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
8.3    No Violation. The execution, delivery and performance by Holder of this Warrant do not and will not, with or without notice or the passage of time or both: (i) violate any provision of the organizational documents of Holder; (ii) conflict with or violate or breach the terms of, result in a default under, result in the creation of any lien under or give rise to any right of termination, cancellation, forfeiture, suspension, adverse modification, or acceleration under any note, bond, mortgage, indenture, credit agreement or other contract to which Holder is a party or by which it is bound; (iii) violate any judgment, order, ruling, regulation or decree applicable to Holder as a party in interest; or (iv) violate any Law applicable to Holder or any of its assets, except any matters described in clauses (ii), (iii) and (iv) above which would not have a material adverse effect on the ability of Holder to consummate the transactions contemplated hereby.
8.4    Consents, Approvals or Waivers. All consents, approvals, authorizations or waivers from, and any registrations or filings with or notifications to, any Governmental Authority required on the part of Holder in connection with Holder’s execution, delivery or performance of this Warrant and the consummation of the transactions contemplated hereby have been obtained and are effective as of the date hereof.
8.5    Investment Intent. Holder understands that this Warrant and the Warrant Shares, as applicable, are “restricted securities” and as of the date hereof, have not been registered under the Securities Act or any applicable federal and state securities laws. Holder is acquiring this Warrant and, upon exercise of this Warrant, the Warrant Shares, as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Warrant or Warrant Shares, as applicable, has no present intention of distributing any of such Warrant or Warrant Shares, as applicable, and has no arrangement or understanding with any other Persons regarding the distribution of such Warrant or Warrant Shares, as applicable, in any transaction in violation of the applicable federal and state securities laws in the United States (this representation and warranty does not limit Holder’s right to sell or otherwise dispose of this Warrant or the Warrant Shares, as applicable, in compliance with applicable federal and state securities laws in the United States and in compliance with other agreed restrictions). Holder does not have any agreement or understanding, directly or indirectly, with any Person to distribute any part of this Warrant or the Warrant Shares, as applicable. Holder understands and acknowledges that this Warrant and the Warrant Shares, as applicable, may be subject to certain resale restrictions under applicable securities laws. Holder also acknowledges that it has been advised to consult its own legal counsel with respect to applicable resale restrictions and that it is solely responsible for complying with such restrictions (and that, without limiting the representations and warranties made by the Company in this Warrant, the Company is not in any manner responsible for ensuring compliance by Holder with such restrictions).
8.6    Holder Status. Holder is an “accredited investor” as defined in Rule 501(a) under the Securities Act.
8.7    Legends. Holder understands that the Warrant Shares will bear a restrictive legend at such time as set forth in Section 3.2.
8.8    Experience of Holder. Holder, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in this Warrant and the Warrant Shares, as applicable, and has so evaluated the merits and risks of such investment. Holder is able to bear the economic risk of an investment in this Warrant and the Warrant Shares, as applicable, and, at the present time, is able to afford a complete loss of such investment.
8.9    Access to Information. Holder acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of this Warrant and the Warrant Shares and the merits and risks of investing in this Warrant and the Warrant Shares; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to this Warrant and the purchase of the Warrant Shares; and (iv) the opportunity to ask questions of management. Holder has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of this Warrant and the Warrant Shares, as applicable. Notwithstanding anything contained herein to the contrary, Holder acknowledges that the Company and its representatives may possess non-public information not known to Holder that may be material to a reasonable investor, such as Holder, when making investment decisions, including the decision to enter into this Warrant or exercise this Warrant, and Holder’s decision to enter into this Warrant or exercise this Warrant, as applicable, is being made with full recognition and acknowledgment that the Company is privy to non-public information, irrespective of whether such non-public information has been provided to Holder. This Section 8.9 is not intended to, and shall not, limit the representations and warranties made by the Company in this Warrant.
8.10 Independent Investment Decision. Holder has independently evaluated the merits of its decision to enter into this Warrant and purchase the Warrant Shares, as applicable, and Holder confirms that it has not relied on the advice of any other Person’s business and/or legal counsel in making such decision. Holder understands that nothing in this Warrant or any other materials presented by or on behalf of the Company to Holder in connection with this Warrant or the purchase of the Warrant Shares, as applicable, constitutes legal, tax or investment advice. Holder has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with this Warrant and its purchase of the Warrant Shares, as applicable. This Section 8.10 is not intended to, and shall not, limit the representations and warranties made by the Company in this Warrant.
8.11    No Reliance. Holder has not relied on any representation or warranty in connection with this Warrant or purchase of the Warrant Shares, as applicable, other than those contained in this Warrant.
8.12 Compliance with Laws.
8.12.1 Anti-Corruption. In the past five (5) years, neither the Holder (or Affiliates thereof) nor, to the knowledge of Holder, any of its Representatives or any other Person acting for or on behalf of the Holder has directly or indirectly: (a) made, offered, or promised to make or offer any payment, loan, or transfer of anything of value, including any reward, advantage, or benefit of any kind, to or for the benefit of any Government Official, candidate for public office, political party, or political campaign, for the purpose of improperly (i) influencing any act or decision of such Government Official, candidate, party or campaign, (ii) inducing such Government Official, candidate, party or campaign to do or omit to do any act in violation of a lawful duty, (iii) obtaining or retaining business for or with any Person, (iv) expediting or securing the performance of official acts of a routine nature, or (v) otherwise securing any improper advantage; (b) paid, offered, or promised to pay or offer any bribe, payoff, influence payment, kickback, unlawful rebate, or other similar unlawful payment of any nature; (c) made, offered or promised to make or offer any unlawful contributions, gifts, entertainment, or other expenditures, in each case to the extent unlawful under Anti-Corruption Laws; (d) established or maintained any unlawful fund of corporate monies or other properties; (e) created or caused the creation of any material false or inaccurate books and records of the Holder; or (f) otherwise violated any of the Anti-Corruption Laws or applicable provisions of any anti-money laundering Laws, including without limitation the Money Laundering Control Act, the Currency and Foreign Transactions Reporting Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, and the Corporate Transparency Act. No Holder (or Affiliates thereof) has: (A) made any voluntary disclosure to any Governmental Authority relating to Anti-Corruption Laws or anti-money laundering Laws; (B) been the subject of any investigation or inquiry regarding compliance with such Laws; or (C) been assessed any fine or penalty under such Laws.

8.12.2 International Trade Laws.
8.12.2.1 The Holder (or Affiliates thereof) is, and for the past five (5) years has been, in compliance in all material respects with applicable International Trade Laws, and have not taken any action that violates, evades or avoids, or attempts to violate, evade or avoid International Trade Laws. Neither the Holder (or Affiliates thereof) nor any of its Representatives acting on its behalf, currently or during the past five (5) years: (i) is or has been a Sanctioned Person or has acted, directly or indirectly, on behalf of a Sanctioned Person; (ii) is unlawfully conducting or has unlawfully conducted any business or engaged in making or receiving any contribution of funds, goods or services to or for the benefit of any Sanctioned Person; or (iii) is unlawfully dealing in or has unlawfully dealt in, or otherwise engaged in, any transaction relating to, any property or interests in property of any Sanctioned Person, in each case of (i) through (iii) in violation of applicable International Trade Laws.
8.12.2.2 Holder (or Affiliates thereof) has not received and, after due care and inquiry, is not aware of any current or threatened investigation, inquiry, complaint, lawsuit, voluntary or involuntary disclosure, warning letter, penalty notice, or other regulatory action, whether internal, by a government regulator or agency, or a private party, alleging any violation of International Trade Laws, nor has the Holder (or Affiliates thereof) nor any of its Representatives, been convicted of violating any International Trade Laws.
8.12.2.3 The Holder (or Affiliates thereof), has adopted and implemented policies and procedures reasonably designed to prevent, detect and deter violations of applicable International Trade Laws.
8.12.3 None of the Holder or its direct or indirect owners or beneficiaries is a “specified foreign entity” (as such term is defined in Section 7701(a)(51)(B) of the Code or in temporary, proposed or final United States Treasury Regulations or other guidance promulgated or proposed thereunder or issued in respect thereof). The Holder is not a “foreign influenced entity” (as such term is defined in Section 7701(a)(51)(D) of the Code or in temporary, proposed or final United States Treasury Regulations or other guidance promulgated or proposed thereunder or issued in respect thereof).
9.    Representations and Warranties of the Company. The Company hereby represents and warrants, acknowledges to and agrees with Holder as follows as of the date of this Warrant:
9.1    Organization; Existence and Qualification. The Company is duly incorporated and is validly existing and in good standing under the Laws of the state of its formation,

is duly qualified to do business and is in good standing in each jurisdiction in which it is required to qualify in order to conduct its business, except where the failure to so qualify would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
9.2    Authorization and Enforceability.
9.2.1 The Company has the requisite power and authority to execute and deliver this Warrant and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Warrant and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company.
9.2.2 (A) This Warrant has been duly executed and delivered by the Company and (B) this Warrant constitutes the valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except, in the case of clause (B) above, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the rights and remedies of creditors generally as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
9.3    No Violation. The execution, delivery and performance by the Company of this Warrant do not, and the consummation of the transactions contemplated hereby will not, with or without notice or the passage of time or both: (i) violate any provision of the organizational documents of the Company; (ii) violate or breach the terms of, result in a default under, result in the creation of any lien, or give rise to any right of termination, cancellation, forfeiture, suspension, adverse modification, or acceleration under (x) any note, bond, mortgage, indenture or credit agreement to which the Company is a party and (y) any other contract to which the Company is a party or by which it is bound or to which any of its assets are subject; (iii) violate any judgment, order, ruling, regulation or decree applicable to the Company or any of its properties or assets; or (iv) violate any Law applicable to the Company or any of its properties or assets, except for matters described in clauses (ii), (iii) or (iv) above which would not reasonably be expected, individually or in the aggregate, to be material to the Company and its Subsidiaries, taken as a whole.
9.4    Consents, Approvals or Waivers. The execution, delivery and performance by the Company of this Warrant (including the authorization, issuance and delivery of the Warrant Shares) will not be subject to or require any consent, approval, authorization, or waiver from, or any registration or filing with or notification to, any Person, except for (i) filings required by federal and state securities laws, (ii) the approval for listing on the NYSE of the Warrant Shares; and (iii) such consents as have been obtained or where the failure of the Company to obtain or make any such consent, approval, authorization, order, filing or registration would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
10.No Rights as Shareholder until Exercise. This Warrant does not entitle Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof.
11.Certain Notice Requirements; Access Rights; and Information Rights.
11.1    Holder’s Right to Receive Notice. If at any time prior to the earlier to occur of the Expiration Time or the exercise of this Warrant in full, any of the events described in Section 11.2 shall occur, then, in one or more of said events, the Company shall give written notice of such event at least fifteen (15) Business Days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be. Without limiting the foregoing, the Company shall deliver to Holder a copy of each notice given to any of the other shareholders of the Company at the same time and in the same manner that any such notice is given to the shareholders.
11.2 Events Requiring Notice. The Company shall be required to give the notice described in this Article 11 upon one or more of the following events: (a) if the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution, (b) the Company shall offer to all or substantially all of the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor (including, for the avoidance of doubt, any action by the Company for which the Holder would have rights pursuant to Section 6.2 above), or (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or share reconstruction or amalgamation) or a sale of all or substantially all of its property, assets and business shall be proposed. In addition to and not in limitation of the foregoing, the Company shall be required to give the notice described in this Article 11 prior to consummating any transaction set forth in clauses (a) through (e) of the definition of Extraordinary Transaction, irrespective of whether such transaction entitles the holders of Common Stock to receive (either directly or upon subsequent liquidation) stock, securities or assets (including cash) with respect to or in exchange for shares of Common Stock; provided, however, that in no event shall the Company be required to give such notice prior to such transaction being publicly disclosed.
11.3 Notice of Change in Exercise Price. The Company shall, promptly after an event requiring an adjustment pursuant to Article 6, send notice to Holder, which shall describe such event causing the change and the method of calculating same. If Holder shall dispute any adjustment in pursuant to Article 6, the number of Warrant Shares purchasable hereunder or the Exercise Price applicable thereto, Holder shall provide written notice of such dispute to the Company. The Company and Holder shall negotiate in good faith to resolve such dispute. If the Company and Holder are not able to resolve such dispute within ten (10) Business Days, the Company shall engage a nationally recognized third-party accounting firm mutually acceptable to the Company and Holder, (ii) the Company and Holder shall each submit to the third-party accounting firm their respective good faith determination of the calculation of the number of Warrant Shares and/or Exercise Price in dispute and (iii) the third-party accounting firm shall be instructed to select which of the two submitted calculations is the most commercially reasonable under the circumstances and best gives effect to the intent of this Warrant. If the Company and Holder cannot agree on such third-party accounting firm, they shall each select a third-party accounting firm, which two third-party accounting firms will select a third third-party accounting firm to serve in this capacity.
11.4    Transmittal of Notices. All notices that are required or may be given pursuant to this Warrant shall be sufficient in all respects if given in writing. Any such notice shall be deemed given (a) when made, if made by hand delivery, and upon receipt, if made by electronic mail transmission (unless the sender receives a “bounce back” notice that such electronic mail transmission was not delivered), (b) one (1) Business Day after being deposited with a next-day courier, postage prepaid or (c) three (3) Business Days after being sent certified or registered mail, return receipt requested, postage prepaid, in each case addressed as follows:
If to Holder:
c/o OIC, L.P.
292 Madison Avenue
Suite 2500
New York, New York 10017
Attention:
Email:
With a copy (which shall not constitute notice) to:
Greenberg Traurig, LLP
260 North Green Street, Suite 1300
Chicago, IL 60607
Attention: Peter Lieberman; Kyle R. Junik
Email: liebermanp@gtlaw.com; junikk@gtlaw.com
If to the Company:
Energy Vault Holdings, Inc.
4165 East Thousand Oaks Blvd., Suite 100
Westlake Village, California 91362
Attention: General Counsel
Email: legal@energyvault.com

With a copy (which shall not constitute notice) to:
Vinson & Elkins L.L.P.
1114 6th Ave 32nd Floor,
New York, NY 10036
Attention: Michael Gibson; Benjamin N. Heriaud; Jenny Speck
Email: mgibson@velaw.com; bheriaud@velaw.com; jspeck@velaw.com
11.5 Information Rights. For so long as the Holder owns this Warrant or any Warrant Shares, upon the request of the Holder, the Company shall at reasonable times and intervals provide the Holder all information reasonably requested by the Holder concerning the general status of the Company’s financial condition and operations; provided that (i) there is valid business purpose for requesting such information, (ii) the provisioning of such information does not unreasonably disrupt the business of the Company, (iii) the provisions of such information does not violate applicable law, and (iv) the Holder agrees to keep such information confidential; provided further that access to highly confidential proprietary information and facilities or to any information subject to attorney client privilege or as to which a conflict of interest exists need not be provided.
11.6 Access Rights. For so long as the Holder owns this Warrant or any Warrant Shares, the Holder, or its duly authorized representatives, shall be permitted, during normal business hours and upon reasonable advance notice to the Company, to (1) inspect any of the properties of the Company and the Subsidiaries Controlled by the Company or examine the books and records of the Company and the Subsidiaries Controlled by the Company for any proper purpose and make copies thereof, and (2) meet or otherwise communicate with the Board of Directors or CEO of the Company (or other officers or members of key management of the Company or any of the Subsidiaries Controlled by the Company as may be mutually agreed by Holder and the Company) on significant business issues at mutually agreeable times for such meeting or communication; provided that (i) there is valid business purpose for requesting such information, (ii) such inspection or meeting, as applicable, does not unreasonably disrupt the business of the Company, (iii) such inspection does not violate applicable law, (iv) Holder provides to the Company an agenda for such meeting at least five (5) days in advance thereof and (v) the Holder agrees to keep such information confidential; provided further that access to highly confidential proprietary information and facilities or to any information subject to attorney client privilege or as to which a conflict of interest exists need not be provided. All out-of-pocket costs arising from such inspection will be borne by the Holder.
12.    Tax Matters. For so long as the Holder retains beneficial ownership over the Warrants and underlying Warrant Shares, the Holder will promptly notify the Company upon becoming aware that the Holder or one or more of its direct or indirect owners or beneficiaries is or reasonably believes it might become (i) a “specified foreign entity” (as such term is defined in Section 7701(a)(51)(B) of the Code or in temporary, proposed or final United States Treasury Regulations or other guidance promulgated or proposed thereunder or issued in respect thereof) or (ii) a “foreign influenced entity” (as such term is defined in Section 7701(a)(51)(D) of the Code or in temporary, proposed or final United States Treasury Regulations or other guidance promulgated or proposed thereunder or issued in respect thereof).
13.    Miscellaneous.
13.1 Amendments. The terms of this Warrant may be amended only with the written consent of the Company and Holder.
13.2 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Warrant.
13.3 Entire Agreement. This Warrant (together with the other agreements and documents being delivered pursuant to or in connection with this Warrant) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.
13.4    Binding Effect. This Warrant shall inure solely to the benefit of, and shall be binding upon, Holder and the Company and their permitted assignees, respective successors, legal representatives and assigns, and no other Person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Warrant or any provisions herein contained.
13.5    Applicable Law. This Warrant and any claim, controversy or dispute arising under or related to this Warrant shall be governed by, and construed in accordance with the Laws of, the State of Delaware without regard to its principles regarding conflicts of law.
13.6    Jurisdiction. Each party hereto hereby irrevocably and unconditionally submits to the exclusive jurisdiction of the courts of the State of Delaware and to the jurisdiction of the United States District Court for the District of Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Warrant, or for recognition or enforcement of any judgment in connection therewith, and each party hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such courts, to the fullest extent permitted by applicable Law.
13.7 Waiver of Venue. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Warrant in any court referred to in Section 13.6. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

13.8    Service of Process. Each party hereto irrevocably consents to service of process in any action or proceeding arising out of or relating to this Warrant in the manner provided for notices in Section 11.4. Nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by applicable Law.
13.9 Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HEREBY IRREVOCABLY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING IN WHOLE OR IN PART UNDER, RELATED TO, BASED ON, OR IN CONNECTION WITH, THIS WARRANT OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 13.9 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.
13.10 Waiver, etc. The failure of the Company or Holder to at any time enforce any of the provisions of this Warrant shall not be deemed or construed to be a waiver of any such provision, nor in any way affect the validity of this Warrant or any provision hereof or the right of the Company or Holder to thereafter enforce each and every provision of this Warrant. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Warrant shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.
13.11 Transfers to Company Subsidiaries. In the event (i) all or any portion of this Warrant is Transferred to any subsidiary of the Company (including Asset Vault, LLC) and (ii) following such Transfer such subsidiary ceases to be Controlled by the Company, any rights represented hereby (to the extent held by such subsidiary) that have not been exercised by such time shall become and be void without further force or effect and all rights to exercise this Warrant represented hereby (to the extent held by such subsidiary) shall cease and expire at such time.
14.    Defined Terms. As used herein:
“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such Person.
“Anti-Corruption Laws” means all applicable Laws, regulations or orders of any Governmental Authority relating to anti-bribery or anti-corruption (governmental or commercial), including Laws that prohibit the corrupt payment, offer, promise, authorization, acceptance or agreement to accept the payment or transfer of anything of value (including gifts or entertainment), directly or indirectly, to any government official, foreign government employee, commercial entity or anyone to obtain or retain business improperly or for other improper benefit or advantage, including the U.S. Foreign Corrupt Practices Act (15 U.S.C. § 78dd-1 et seq.), the UK Bribery Act of 2010, the U.S. Foreign Extortion Prevention Act, and all local, national and international Laws prohibiting such conduct or enacted to implement the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions.
“Asset Vault LLC Agreement” means that certain Amended and Restated Limited Liability Company Agreement of Asset Vault, LLC, dated as of October 9, 2025.
“Business Day” means any day other than a Saturday, a Sunday or a day on which the banks are authorized or required by applicable Law to close in the City of New York, New York.
“Code” means the Internal Revenue Code of 1986, as amended.
“Commission” means the U.S. Securities and Exchange Commission.
“Common Stock” means the common stock of the Company, par value $0.0001 per share.
“Contribution Agreement” means that certain Contribution and Purchase Agreement, by and among Energy Vault, Inc., OIC Structured Equity Fund I, L.P., OIC Structured Equity Fund I AUS, L.P., OIC Structured Equity Fund I GPFA, L.P., and Asset Vault, LLC, dated as of October 9, 2025.
“Control” (including the terms “Controlled by” and “under common Control with”) with respect to any Person means the possession, directly or indirectly, of the power to exercise or determine the voting of more than fifty percent (50%) of the voting rights in a corporation, and, in the case of any other type of entity, the right to exercise or determine the voting of more than fifty percent (50%) of the equity interests having voting rights, or otherwise to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Extraordinary Transaction” means, whether through one transaction or a series of related transactions, any (a) recapitalization of the Company, (b) reclassification of the capital stock of the Company (other than (i) a change in par value, from par value to no par value, from no par value to par value or (ii) as a result of a stock dividend or subdivision, split up or combination of shares of Common Stock to which Section 6.1 applies), (c) consolidation or merger of the Company with and into another Person or of another Person with and into the Company (whether or not the Company is the surviving entity of such consolidation or merger), (d) sale or lease of all or substantially all of the Company’s assets (on a consolidated basis) or capital stock to another Person or (e) other similar transaction, in each case, that entitles the holders of Common Stock to receive (either directly or upon subsequent liquidation) stock, securities or assets (including cash) with respect to or in exchange for shares of Common Stock.
“Governmental Authority” shall mean any foreign, domestic, supranational, federal, territorial, state or local governmental entity, quasi-governmental entity, court, tribunal, judicial or arbitral body, commission, health organization, board, bureau, agency or instrumentality, or any regulatory, administrative or other department, agency or any political or other subdivision, department or branch of any of the foregoing.
“Government Official” means any officer or employee of a Governmental Authority or any Person acting in an official capacity for or on behalf of any such government or department, agency, instrumentality, public international organization, sovereign wealth fund, or any political party, party official, or candidate thereof.
“International Trade Laws” means all applicable U.S. and non-U.S. laws, statutes, rules, regulations, judgments, orders (including executive orders), decrees or restrictive measures relating to economic, financial, or trade sanctions, export control, or anti-boycott measures administered, enacted, or enforced by a relevant Sanctions Authority, as well as applicable customs laws.
“Laws” means all laws, statutes, constitutions, rules, regulations, ordinances, orders, decrees, requirements, judgments and codes of Governmental Authorities.
“Material Adverse Effect” means any material adverse effect on (a) the condition, financial or otherwise, or in the earnings, business or operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity or (b) the Company’s ability to consummate the transactions contemplated hereby.
“NYSE” means the New York Stock Exchange.
“Per Share Price” means, as of a given date, the average Official Closing Price (as defined in the NYSE Listed Company Manual) for the five Trading Days immediately preceding such date.
“Permitted Transfer” means a Transfer of Warrant or Warrant Shares by a Holder to (i) an Affiliate of such Holder, or (ii) pursuant to the Asset Vault LLC Agreement.
“Person” (including the term “Persons”) means any individual, partnership, firm, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.
“Registration” means a registration effected by preparing and filing a Registration Statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such Registration Statement becoming effective.

“Registration Statement” means a registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of Common Stock (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).
“Representatives” of a Person shall mean such Person and its and their respective officers, directors, principals, employees, financial advisors, attorneys, accountants, consultants, agents, auditors, bankers and other advisors and representatives.
“Sanctioned Jurisdiction” means a country or territory which is, or during the past five years has been, the subject or target of comprehensive U.S. sanctions (as of the date of this Agreement, Cuba, Iran, North Korea, Syria and the Crimea, Donetsk People’s Republic and Luhansk People’s Republic regions of Ukraine).
“Sanctioned Person” means a Person (i) identified on the United States’ Specially Designated Nationals and Blocked Persons List, the United States’ Denied Persons List, Entity List or Debarred Parties List, the United Nations Security Council Sanctions List, the European Union’s List of Persons, Groups and Entities Subject to Financial Sanctions, the United Kingdom’s Consolidated List of Financial Sanctions Targets, or any other similar list maintained by any Sanctions Authority having jurisdiction over the parties to this Agreement; (ii) located, organized or resident in a Sanctioned Jurisdiction or (iii) owned, 50% or more, individually or in the aggregate by, controlled by, or acting on behalf of a Person described in clause (i) or (ii) above.
“Sanctions Authority” means the United States government, the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the Bureau of Industry and Security of the U.S. Department of Commerce, the United Nations Security Council, the European Union, any Member State of the European Union and the competent national authorities thereof, the United Kingdom, the Office of Financial Sanctions Implementation of His Majesty’s Treasury, the Export Control Joint Unit of the UK Department of International Trade, and any other relevant governmental, intergovernmental or supranational body, agency or authority with jurisdiction over the parties to this Agreement.
“Securities Act” means the Securities Act of 1933, as amended.
“Standard Settlement Period” means the standard settlement period, expressed in the number of Trading Days, on the Common Stock’s primary Trading Market with respect to the Common Stock as in effect on the date of the deliver of the Notice of Exercise.
“Trading Day” means a day on which the Common Stock is traded on a Trading Market.
“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE America, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Maker or the New York Stock Exchange (or any successors to any of the foregoing).

“Transfer Agent” means Computershare Trust Company, N.A., or such other entity as the Company may designate to act as the transfer agent for its Common Stock from time to time.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Warrant to be duly executed as of the date hereof.
OIC STRUCTURED EQUITY FUND I GPFA, L.P.
By: OIC Structured Equity Fund I GP, L.P.
Its: general partner
By: OIC Structured Equity Fund I Upper GP, LLC
Its: general partner
By: _________
Name:
Title:

[Signature Page to Energy Vault – OIC Warrant Agreement]

ANNEX A
NOTICE OF EXERCISE
Date:    , 20__
The undersigned hereby elects irrevocably to exercise the Warrant to Purchase Common Stock
(the “Warrant”) attached hereto for surrender and cancellation for    shares of common stock,
par value $0.0001 per share (the “Warrant Shares”), of ENERGY VAULT HOLDINGS, INC., a Delaware corporation (the “Company”), and hereby [check one]:
    makes payment of $    (at the rate of $____ per Warrant Share) in payment of the
Exercise Price pursuant thereto; or
    elects to exercise the Warrant on a cashless basis and to convert its right to purchase
    Warrant Shares under the Warrant for    Warrant Shares, in accordance
with the following formula:
X =    Y(A-B)
A
Where X = the number of Warrant Shares to be issued to Holder by the Company
Y = the number of Warrant Shares that Holder elects to purchase under this Warrant (as of the date of such calculation)
A = the Per Share Price (as of the date of such calculation)
B = the Exercise Price (as may be adjusted pursuant to Article 6).
Please issue the Warrant Shares as to which the Warrant is exercised and, if applicable, a new warrant of like tenor representing the number of Warrant Shares for which the Warrant has not been exercised. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Warrant.
OIC STRUCTURED EQUITY FUND I GPFA, L.P.
By:
Name:
Title:

ANNEX B
NOTICE OF TRANSFER
FOR VALUE RECEIVED, OIC Structured Equity Fund I GPFA, L.P. does hereby sell, assign and
transfer unto    the right to purchase    shares of common stock, par value
$0.0001 per share, of ENERGY VAULT HOLDINGS, INC., a Delaware corporation (the “Company”), evidenced by the Warrant to Purchase Common Stock attached hereto for surrender and cancellation and does hereby authorize the Company to transfer such right on the books of the Company.
Dated:    , 20__
OIC STRUCTURED EQUITY FUND I GPFA, L.P.
By:
Name:
Title:

Schedule 1
Adjustment to Number of Warrant Shares
In the event that the Company’s senior unsecured convertible debentures issued pursuant to that certain Securities Purchase Agreement, dated September 22, 2025, with YA II PN, Ltd. (the “Yorkville Debentures”) are ultimately satisfied with fewer than 7,063,500 shares of Company Common Stock (as adjusted as a result of a stock dividend or subdivision, split up or combination of shares of Common Stock to which Section 6.1 applies), the number of Warrant Shares issuable hereunder shall be automatically reduced by that number of shares equal the product of (1) 1,208 and (2) the sum of (A) one minus (B) (x) the number of shares of Energy Vault Parent common stock actually issued in satisfaction of the Yorkville Debentures divided by (y) 7,063,500.